================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) March 1, 2000

                          Commission File No. 333-81139

                      AMERICAN PLUMBING & MECHANICAL, INC.
             (Exact name of Registrant as Specified in Its Charter)


         DELAWARE                                       76-0577626
(State or Other Jurisdiction                           (IRS Employer
of Incorporation or Organization)                     Identification No.)

      1950 LOUIS HENNA BLVD.                               78664
      ROUND ROCK, TEXAS                                  (ZIP Code)
(Address of Principal Executive Offices)



                                 (512) 246-5260

              (Registrant's telephone number, including area code)





================================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Businesses Acquired


               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Lindy Dennis Industries, Inc. and Affiliates:

We have audited the accompanying combined balance sheet of Lindy Dennis Industries, Inc. and Affiliates as of December 31, 1999, and the related combined statements of income, cash flows and stockholders' equity for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Lindy Dennis Industries, Inc. and Affiliates as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.




ARTHUR ANDERSEN LLP

Houston, Texas
May 5, 2000

                  LINDY DENNIS INDUSTRIES, INC. AND AFFILIATES

                             COMBINED BALANCE SHEET
                        (In Thousands, Except Share Data)

                                                                                         December 31,
                                                                                             1999
                                                                                        -------------
                         ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                            $       1,743
   Accounts receivable, net                                                                     5,636
   Related party receivables                                                                       75
   Inventories                                                                                    683
   Costs and estimated earnings in excess of billings on uncompleted contracts                  2,748
   Prepaid expenses and other current assets                                                       93
                                                                                        -------------

         Total current assets                                                                  10,978
PROPERTY AND EQUIPMENT, net                                                                     2,053
OTHER ASSETS                                                                                       33
                                                                                        -------------

         Total assets                                                                   $      13,064
                                                                                        =============

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                                $       2,549
   Current maturities of long-term debt                                                           309
   Deferred tax liability                                                                          45
   Income taxes payable                                                                           877
   Billings in excess of costs and estimated earnings on uncompleted contracts                  1,710
                                                                                        -------------

         Total current liabilities                                                              5,490

LONG-TERM DEBT, net of current maturities                                                         300
                                                                                        -------------


         Total liabilities                                                                      5,790
                                                                                        -------------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY:
   Common stock, $100 par value, 500 shares authorized, 397 shares issued and outstanding for Lindy Dennis Industries, Inc., $1 par value, 1,000 shares authorized, issued and outstanding for each of Krahenbuhl Plumbing, Inc.
     and Green Valley Plumbing, Inc., no par value, 100,000 shares authorized,
     10,000 issued and outstanding for LDI Heating and Air Conditioning, no par value, 200,000 shares authorized, 125,000 shares issued and outstanding for
     LDI Mechanical
                                                                                                  178
   Additional paid in capital                                                                     205
   Stockholder receivable                                                                      (1,299)
   Retained earnings                                                                            8,190
                                                                                        -------------

         Total stockholders' equity                                                             7,274
                                                                                        -------------

         Total liabilities and stockholders' equity                                     $      13,064
                                                                                        =============

              The accompanying notes are an integral part of these
                         combined financial statements.

                  LINDY DENNIS INDUSTRIES, INC. AND AFFILIATES

                          COMBINED STATEMENT OF INCOME
                                 (In Thousands)


                                                                        Year Ended
                                                                       December 31,
                                                                            1999
                                                                       -------------
REVENUES                                                               $      37,058

COST OF REVENUES (including depreciation)                                     27,485
                                                                       -------------

         Gross profit                                                          9,573

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                   4,546
                                                                       -------------


         Income from operations                                                5,027

OTHER INCOME (EXPENSE):
   Interest income                                                               132
   Interest expense                                                              (85)
   Other                                                                         113
                                                                       -------------

         Other income, net                                                       160
                                                                       -------------


INCOME BEFORE PROVISION FOR INCOME TAXES                                       5,187

PROVISION FOR INCOME TAXES                                                       850
                                                                       -------------

NET INCOME                                                             $       4,337
                                                                       =============





              The accompanying notes are an integral part of these
                         combined financial statements.

                   LINDY DENNIS INDUSTRIES, INC. AND AFFILIATES

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                        (In Thousands, Except Share Data)


                                             Common Stock       Additional                                  Total
                                      -----------------------     Paid In    Stockholder    Retained     Stockholders'
                                        Shares       Amount       Capital     Receivable     Earnings       Equity
                                      ----------   ----------   ----------   -----------    ----------   -------------
BALANCE, December 31, 1998               137,397   $      178   $      205    $     (286)   $    4,700    $    4,797

Distributions to stockholders                 --           --                         --          (847)         (847)


Advances to stockholder                       --           --                     (1,013)           --        (1,013)


Net income                                    --           --           --            --         4,337         4,337
                                      ----------   ----------   ----------    ----------    ----------    ----------

BALANCE, December 31, 1999               137,397   $      178   $      205    $   (1,299)   $    8,190    $    7,274
                                      ==========   ==========   ==========    ==========    ==========    ==========





              The accompanying notes are an integral part of these
                         combined financial statements.

                   LINDY DENNIS INDUSTRIES, INC. AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                                 (In Thousands)

                                                                                              Year Ended
                                                                                             December 31,
                                                                                                 1999
                                                                                             -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                $       4,337
   Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation and amortization                                                                   412
       Bad debt expense                                                                                 63
       Loss on disposal of property and equipment                                                       76
       Deferred income taxes                                                                           (28)
       Increase (decrease) in cash flows from:
         Accounts receivable, net                                                                   (1,041)
         Inventories                                                                                  (224)
         Costs and estimated earnings in excess of billings on uncompleted contracts                (1,728)
         Prepaid expenses and other current assets                                                      58
         Accounts payable and accrued expenses                                                       1,037
         Billings in excess of costs and estimated earnings on uncompleted contracts                   109
                                                                                             -------------

   Net cash provided by operating activities                                                         3,071
                                                                                             -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions of property and equipment                                                              (1,286)
   Proceeds from sale of property and equipment                                                         23
                                                                                             -------------

   Net cash used in investing activities                                                            (1,263)
                                                                                             -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowings on bank credit facility                                                              (67)
   Payments on long-term debt                                                                         (130)
   Advances to stockholder                                                                          (1,013)
   Distributions to stockholders                                                                      (847)
                                                                                             -------------

   Net cash used in financing activities                                                            (2,057)
                                                                                             -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                             (249)

CASH AND CASH EQUIVALENTS, beginning of year                                                         1,992
                                                                                             -------------

CASH AND CASH EQUIVALENTS, end of year                                                       $       1,743
                                                                                             =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for-
     Interest                                                                                $          85
     Income taxes                                                                                      112



              The accompanying notes are an integral part of these
                         combined financial statements.

                   LINDY DENNIS INDUSTRIES, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

         Lindy Dennis Industries, Inc., a Texas corporation, together with LDI Heating and Air Conditioning and LDI Mechanical, both California corporations, and Krahenbuhl Plumbing, Inc., Krahenbuhl Fire Sprinklers, LLC and Green Valley Plumbing, Inc., Nevada corporations, (the "Combined Companies") are commonly owned and managed, and all transactions within the Combined Companies have been eliminated in consolidation. Unless distinction is necessary, the Combined Companies shall be referred to herein as the "Company". The Company operates primarily as a heating, ventilation and air conditioning ("HVAC") contractor specializing in the multifamily residential market in California and Nevada. The Company performs the majority of its contract work under fixed price arrangements with contract terms generally ranging from six to twelve months.

         In March 1999, the sole stockholder of Lindy Dennis Industries, Inc. acquired a 35 percent interest in Krahenbuhl Plumbing, Inc., Krahenbuhl Fire Sprinklers, LLC and Green Valley Plumbing, Inc. from an existing stockholder of the companies.

         On March 1, 2000, American Plumbing and Mechanical, Inc. (AMPAM), acquired all outstanding shares of the Company's common stock in exchange for cash and shares of AMPAM common stock(See Note 11).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         Inventories

         Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in first-out (FIFO) method.

         Property and Equipment

         Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

         Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and improvements which extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of income.

         Revenue Recognition

         The Company recognizes revenue from construction contracts on the percentage-of-completion method measured by the percentage of cost incurred to total estimated costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined. Revenues from services are recognized when services are performed.

         The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

         Warranty Costs

         For certain contracts, the Company warrants labor for one year after completion of a plumbing or air conditioning installation. The reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

         Provision for Doubtful Accounts

         The Company provides an allowance for doubtful accounts based upon an estimate of uncollectable accounts.

         Income Taxes

         All of the Combined Companies with the exception of Lindy Dennis Industries, Inc. and Krahenbuhl Fire Sprinklers, LLC have elected S Corporation status, as defined by the Internal Revenue Code. Once S Corporation status is elected, a company itself is not subject to taxation for federal purposes, rather, its stockholders report their share of the company's taxable earnings or losses in their personal tax returns. Certain states do not recognize S Corporation status for purposes of state taxation. Consequently, the provision for current and deferred taxes consists only of state income taxes for the Combined Companies that have elected S Corporation status and both federal and state taxes for Lindy Dennis Industries, Inc. which is a C Corporation.

         The Company follows the liability method of accounting for income taxes for those companies recording taxes. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

         Use of Estimates

         The preparation of financial statements in conformity with principles generally accepted accounting United States requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this note for discussion of some of the significant estimates reflected in the Company's financial statements.

         Realization of Long-Lived Assets

         In the event that facts and circumstances indicate that property and equipment or other long-lived assets may be impaired, an evaluation of recoverability will be performed. The result of any impairment would be to expense the difference between the fair value of such property and its carrying value. No such impairment had occurred at December 31, 1999.

         Fair Value of Financial Instruments

         The carrying amounts reflected in the accompanying balance sheet for cash, accounts receivable, costs and estimated earnings in excess of billings on uncompleted contracts, accounts payable and accrued expenses, accounts payable-related parties, and billings in excess of costs and estimated earnings on uncompleted contracts and the credit facility approximate fair value due to the short term nature of the instruments.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:


     Accounts receivable consist of the following (in thousands):

                                                                                                      December 31,
                                                                                                          1999
                                                                                                      ------------
Contract receivables                                                                                   $    5,714
Other accounts receivable                                                                                      12
Allowance for uncollectable accounts                                                                          (90)
                                                                                                       ----------

                                                                                                       $    5,636
                                                                                                       ==========
Installation contracts in progress are as follows (in thousands):

December 31,
                                                                                                             1999
                                                                                                       ----------
Costs incurred on contracts in progress                                                                $   37,874
Estimated earnings on contracts in progress                                                                17,876
                                                                                                       ----------
                                                                                                           55,750
Less - Billings to date                                                                                   (54,712)
                                                                                                       ----------
                                                                                                            1,038
                                                                                                       ==========
Costs and estimated earnings in excess of billings on uncompleted contracts                                 2,748
Billings in excess of costs and estimated earnings on uncompleted contracts                                (1,710)
                                                                                                       ----------
                                                                                                       $    1,038
                                                                                                       ==========
Accounts payable and accrued expenses consist of the following (in thousands):

                                                                                                      December 31,
                                                                                                          1999
                                                                                                      ------------
Accounts payable, trade                                                                                $    2,015
Accrued warranty                                                                                              100
Accrued payroll                                                                                               184
Accrued vacation                                                                                              142
Accrued insurance                                                                                              82
Other accrued expenses                                                                                         26
                                                                                                       ----------
                                                                                                       $    2,549
                                                                                                       ==========

4. PROPERTY AND EQUIPMENT, NET:

         Property and equipment, net consists of the following (in thousands):

                                                                        Estimated
                                                                       Useful Lives        December 31,
                                                                         In Years              1999
                                                                       ------------        -------------
Vehicles and equipment                                                        5            $       1,479
Office equipment                                                             5-7                     771
Leasehold improvements                                                        5                      818
                                                                                           -------------
                                                                                                   3,068
Less - Accumulated depreciation and amortization                                                  (1,015)
                                                                                           -------------
                                                                                           $       2,053
                                                                                           =============

         The accompanying combined statement of income reflects depreciation and amortization expense of approximately $412,000 for the year ended December 31, 1999. The Company purchased vehicles for approximately $305,000 through the issuance of long-term debt (See Note 5).

5. LINE OF CREDIT AND LONG-TERM DEBT:

         On March 1, 2000, AMPAM repaid all of the Company's outstanding debt in connection with their acquisition of the Company (See Note 1).

         The Company's debt obligations consist of the following (in thousands):



                                                                                                 December 31,
                                                                                                      1999
                                                                                                 ------------
$200,000 line of credit with a bank, due August 2000, interest of 10 percent per annum at       $        143
   December 31, 1999, secured by certain assets of the Company

$200,000 line of credit with a bank, due July 2000, interest of 6.35 percent per
   annum at December 31, 1999, secured by a $200,000 certificate of deposit                                40

Various notes payable maturing through 2007, interest ranging from 0 percent to 10.5
   percent per annum, secured by related vehicles and equipment                                           373

 Note payable to Mr. Lindy Dennis, due November 2003, interest of 7.5 percent per annum
   at December 31, 1999, guaranteed by a stockholder                                                       21

Note payable to an investment group, due October 2002, no interest, guaranteed by a
   stockholder                                                                                             11

Note payable to Lindy Dennis Air Conditioning Company, an unaffiliated company, due
   June 2004, interest of 7.5 percent per annum at December 31, 1999, guaranteed by a stockholder
                                                                                                           21
                                                                                                 ------------
                                                                                                          609
Less:  Current Maturities                                                                                (309)
                                                                                                 ------------
                                                                                                 $        300
                                                                                                 ============

6. STOCKHOLDER RECEIVABLE:

         At December 31, 1999, the Company had a stockholder receivable for cash advances of approximately $1,299,000. This amount was subsequently distributed to the stockholder. As it was the stockholder's intent to receive a distribution for the amount, the receivable has been included in stockholders' equity in the accompanying balance sheet and statement of stockholders' equity.

7. OPERATING LEASES:

         The Company leases certain facilities under operating leases with related parties, and leases other facilities, vehicles and equipment under operating leases from third parties. Lease expiration dates vary, and future minimum lease payments are as follows (in thousands):

                                                Related               Third
                                                 Parties             Parties
                                               ------------        ------------
              Year ending December 31-         $                   $
                   2000                                 300                 197
                   2001                                 300                 148
                   2002                                 300                  88
                   2003                                 300                  41
                   2004                                 300                  30
                   Thereafter                           167                  29
                                               ------------        ------------
                                               $      1,667        $        533
                                               ============        ============

         Total rent payments for the year ended December 31, 1999 were approximately $272,000 and $35,000 to related parties and third parties, respectively.

8. INCOME TAXES:

         Federal and state income taxes are as follows (in thousands):


                                                  Year Ended
                                                 December 31,
                                                     1999
                                               --------------
Federal --
   Current                                     $          809
   Deferred                                               (25)
State
   Current                                                 69
   Deferred                                                (3)
                                               --------------
                                               $          850
                                               ==============

         Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 35 percent to income before provision for income taxes as follows (in thousands):

                                                                         Year Ended
                                                                        December 31,
                                                                            1999
                                                                        ------------
Provision at the statutory rate                                          $    1,815
Increase (decrease) resulting from --

   Earnings of companies taxed as S Corporations                             (1,033)
   Permanent differences                                                          2
   State income tax, net of benefit for federal deduction                        66
                                                                         ----------

                                                                         $      850
                                                                         ==========

         Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                                                        December 31,
                                                                            1999
                                                                        ------------
Deferred income tax assets --
     Reserves and accrued expenses                                       $       29

Deferred income tax liability --
     Property and equipment                                                     (45)
                                                                         ----------

         Net deferred income tax liabilities                             $      (16)
                                                                         ==========

9. EMPLOYEE BENEFIT PLANS:

         The Company had 401(k) plans in place as of December 31, 1999 with varied contribution rates and vesting schedules. AMPAM is combining the assets of the various plans into a unified AMPAM 401(k) plan.

10. COMMITMENTS AND CONTINGENCIES:

         Litigation

         The Company is involved in disputes and/or legal actions arising in the ordinary course of business. Management does not believe the outcome of such disputes and/or legal actions will have a material adverse effect on the Company's financial position or result of operations.

         Insurance

         The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

11. MAJOR CUSTOMERS AND RISK CONCENTRATION:

         The Company had no customers whose sales exceeded 10 percent of total revenues during the year ended December 31, 1999.

         In general, the Company performs its services under contract terms that entitle it to progress payments, and is typically, by law, granted a lien interest on the work until paid. The Company is exposed to potential credit risks related to changes in business and economic factors. However, management believes that its contract acceptance, billing, and collection policies are adequate to minimize the potential credit risks.

         Additionally, the Company's customers are primarily in the construction industry. Accordingly, the Company is exposed to risks of fluctuations in construction in the areas in which it operates.

12. SUBSEQUENT EVENTS:

         On March 1, 2000, AMPAM acquired through merger, all of the stock of the Company in exchange for cash and AMPAM's common stock. AMPAM also negotiated and entered into certain leases with the Company's former stockholders relating to the land and buildings from which the Company operates. The Company is now a wholly owned subsidiary of AMPAM.

(b) Pro Forma Financial Information


            AMERICAN PLUMBING AND MECHANICAL, INC. AND SUBSIDIARIES

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                   (Unaudited)

                    (In Thousands, Except Per Share Amounts)


American Plumbing and Mechanical, Inc., a Delaware corporation, (the "Company"), was organized in June 1998, to be the leading provider of plumbing and mechanical contracting services in the United States, focusing primarily on the residential and commercial/institutional markets. On April 1, 1999, the Company acquired ten U.S. businesses (the "Founding Companies") and completed the initial financings. Subsequently, the Company acquired the outstanding stock of two additional companies and the assets of a third company (the "Subsequent Acquisitions").

On March 1, 2000, the Company acquired all the stock of Lindy Dennis Industries, Inc. and Affiliates ("LDI"), which includes Lindy Dennis Industries, Inc., a Texas Corporation, together with LDI Heating and Air Conditioning and LDI Mechanical, both California corporations, and Krahenbuhl Plumbing, Inc., Krahenbuhl Fire Sprinklers, LLC and Green Valley Plumbing, Inc., Nevada corporations, through the issuance of 1,346,154 shares of the Company's common stock and cash consideration of approximately $12 million. The cash consideration was provided by the Company's credit facility. The purchase was accounted for under the purchase method of accounting and LDI is considered a significant subsidiary pursuant to the rules of the Securities and Exchange Commission.

The following unaudited pro forma combined statements of operations present the Company, restated for the Founding Companies, the Subsequent Acquisitions and LDI as if the acquisitions by the Company occurred on January 1, 1999. Statements of operations are provided for the year ended December 31, 1999 and for the Company's most recent interim period ended March 31, 2000. The balance sheet as of the most recent interim date can be found in the Company's quarterly report on Form 10-Q for the quarterly period March 31, 2000.

The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deemed appropriate. Final purchase accounting adjustments will be made on the basis of appraisals and evaluations and, therefore, may differ from the pro forma adjustments presented herein. These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto for the fiscal year ended December 31, 1999, included in the Company's Form 10-K and the Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 2000. The pro forma condensed statements of operations are not necessarily indicative of what actual results of operations would have been had the transaction occurred at the beginning of the periods presented nor does it purport to indicate the results of future operations of the Company.

            AMERICAN PLUMBING AND MECHANICAL, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                 (In Thousands)

                                           Pro Forma
                                        AMPAM excluding                                       Pro Forma
                                              LDI              LDI                              AMPAM
                                           Year Ended       Year Ended                        Year Ended
                                          December 31,     December 31,      Pro Forma       December 31,
                                              1999             1999        Adjustments(1)         1999
                                        ----------------   -------------   --------------    -------------
REVENUES                                  $     451,004    $      37,058    $          --    $     488,062

COST OF REVENUES
   (including depreciation)                     361,521           27,485               --          389,006
                                          -------------    -------------    -------------    -------------

         Gross profit                            89,483            9,573               --           99,056

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                       39,282            4,546             (605) A        43,223
GOODWILL AMORTIZATION                             4,857               --              621  B         5,478
NONCASH STOCK
  COMPENSATION EXPENSE                            7,992               --               --            7,992
                                          -------------    -------------    -------------    -------------
         Income from operations                  37,352            5,027              (16)          42,363

OTHER INCOME
  (EXPENSE):
   Interest income                                  330              132               --              462
   Interest expense                             (16,826)             (85)          (1,062) C       (17,973)
   Other                                            607              113               --              720
                                          -------------    -------------    -------------    -------------
         Other income, net                      (15,889)             160           (1,062)         (16,791)
                                          -------------    -------------    -------------    -------------
INCOME BEFORE PROVISION
   FOR INCOME TAXES and
   EXTRAORDINARY LOSS                            21,463            5,187           (1,078)          25,572

PROVISION FOR INCOME TAXES                       14,592              850            1,173  D        16,615
                                          -------------    -------------    -------------    -------------
INCOME BEFORE EXTRAORDINARY LOSS                  6,871            4,337           (2,251)           8,957
                                          -------------    -------------    -------------    -------------
EXTRAORDINARY LOSS ON
   DEBT EXTINGUISHMENT,
   net of tax benefit                               455               --               --              455
                                          -------------    -------------    -------------    -------------
NET INCOME                                        6,416            4,337           (2,251)           8,502
                                          -------------    -------------    -------------    -------------
PREFERRED DIVIDENDS                               1,365               --               --            1,365
                                          -------------    -------------    -------------    -------------
NET INCOME AVAILABLE TO COMMON
  STOCKHOLDERS                            $       5,051    $       4,337    $      (2,251)   $       7,137
                                          =============    =============    =============    =============


            See accompanying notes to pro forma unaudited condensed
                       consolidated financial statements.

           AMERICAN PLUMBING AND MECHANICAL, INC. & AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                 (In Thousands)


                                                                                          Pro Forma
                                          AMPAM             LDI                             AMPAM
                                       Three Months      Two Months                      Three Months
                                          Ended            Ended                             Ended
                                        March 31,       February 29,      Pro Forma         March 31,
                                          2000             2000         Adjustments(1)        2000
                                      -------------    -------------    -------------    -------------
REVENUES                              $     125,137    $       8,830    $          --    $     133,967
COST OF REVENUES
   (including depreciation)                 102,990            6,700               --          109,690
                                      -------------    -------------    -------------    -------------
         Gross profit                        22,147            2,130               --           24,277
SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                   11,489              825              (73) A        12,241
GOODWILL AMORTIZATION                         1,300               --              103  B         1,403
                                      -------------    -------------    -------------    -------------
         Income from operations               9,358            1,305              (30)          10,633
OTHER INCOME
 (EXPENSE):
   Interest income                               32               --               --               32
   Interest expense                          (4,740)              (6)            (181) C        (4,927)
   Other                                        182              183               --              365
                                      -------------    -------------    -------------    -------------
         Other income, net                   (4,526)             177             (181)          (4,530)
                                      -------------    -------------    -------------    -------------
INCOME BEFORE PROVISION
   FOR INCOME TAXES                           4,832            1,482             (211) D         6,104
PROVISION FOR
   INCOME TAXES                               2,385              296              282            2,963
                                      -------------    -------------    -------------    -------------
NET INCOME                                    2,447            1,187             (493)           3,141
                                      -------------    -------------    -------------    -------------
PREFERRED DIVIDENDS                             341               --               --              341
                                      -------------    -------------    -------------    -------------
NET INCOME AVAILABLE TO
   COMMON STOCKHOLDERS                $       2,106    $       1,187    $        (493)   $       2,800
                                      =============    =============    =============    =============












               See accompanying notes to pro forma unaudited
                condensed consolidated financial statements.

            AMERICAN PLUMBING AND MECHANICAL, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. Pro forma adjustments related to the Acquisition:

     A. Reflects a reduction in compensation paid to the previous owners prospectively and agreed to as part of their employment agreement.

     B. Records the amortization expense of goodwill recorded as a result of the purchase over its estimated useful life of 30 years.

     C. Reflects the additional interest associated with the borrowings incurred to complete the acquisition of LDI.

     D. Provides for federal and state income tax expense at an effective rate of 39 percent as if all the affiliates had been taxed as a C corporation for the year ended December 31, 1999, and the two months ended February 29, 2000.


     (c)  Exhibits

          10.1 Acquisition Agreement dated February 14, 2000 by and between American Plumbing & Mechanical, Inc., LDI Mechanical, Inc., Lindy Dennis Industries, Inc., LDI Heating & Air Conditioning, Krahenbuhl Plumbing, Inc., Krahenbuhl Fire Sprinklers, LLC, Green Valley Plumbing, Inc., and their stockholders.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  May 15, 2000                   AMERICAN PLUMBING AND MECHANICAL, INC


                                      By  /s/ David C. Baggett
                                         --------------------------------------
                                          Senior Vice President and
                                          Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

 10.1 Acquisition Agreement dated February 14, 2000 by and between American Plumbing & Mechanical, Inc., LDI Mechanical, Inc., Lindy Dennis Industries, Inc., LDI Heating & Air Conditioning, Krahenbuhl Plumbing, Inc., Krahenbuhl Fire Sprinklers, LLC, Green Valley Plumbing, Inc., and their stockholders.